UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2013

FluoroPharma Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8 Hillside Avenue, Suite 207
Montclair, NJ	07042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 744-1565

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 7.01    Regulation FD Disclosure.

FluoroPharma Medical, Inc. (the “Company”) intends to use the attached presentation which provides detailed analysis of the drivers of nuclear technology, to provide to investors who request detailed information about industry trends.

The information in this current report, including the presentation attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

ITEM 8.01    Other Events.

On March 1, 2013, the Company announced that it released images from the Phase II clinical trial for CardioPET™ (FCPHA) to assess myocardial perfusion and fatty acid uptake in coronary artery disease (CAD) patients. The images are available on the Company’s website at www.fluoropharma.com. The press release is attached hereto as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

Exhibit 99.1 99.2	Description Presentation Press Release dated March 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2013

FluoroPharma Medical, Inc.
/s/ Johan M. (Thijs) Spoor
By: Johan M. (Thijs) Spoor Title: CEO, President and CFO